Exhibit 3.2.9
BYLAWS
OF
IMPAX LABORATORIES, INC.
(a Delaware corporation)

(Amended and Restated as of May 14, 2014)

ARTICLE I

OFFICES

SECTION 1. OFFICES. The Corporation shall maintain its registered office in the State of Delaware at 32 Loockerman Square, Suite L-100, in the County of Kent, and its resident agent at such address is the Prentice-Hall Corporation System, Inc. The Corporation may also have and maintain offices in such other places in the United States or elsewhere as the Board of Directors of the Corporation (the “Board”) may, from time to time, determine or as the business of the Corporation may require. (Del Code Ann., tit. 8, §131).

ARTICLE II

MEETINGS OF STOCKHOLDERS

SECTION 2. ANNUAL MEETINGS. Annual meetings of stockholders for the election of directors and for such other business as may properly come before such meeting in accordance with all applicable requirements of these Bylaws and the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”), shall be held at such place, either within or without the State of Delaware, and at such time and date as shall from time to time be determined by the Board. Any previously scheduled annual meeting of the stockholders may be postponed by action of the Board taken prior to the time previously scheduled for such annual meeting of stockholders. The Board may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided under the DGCL. (Del Code Ann., tit. 8, §211(a), (b)).

SECTION 3. SPECIAL MEETINGS. Special meetings of stockholders, unless otherwise prescribed by the DGCL or the Restated Certificate of Incorporation of the Corporation (the “Certificate”), may be called by the Chairman of the Board, the Chief Executive Officer or by resolution adopted by a majority of the total number of authorized directors (whether or not there exists any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). Only such business as is specified in the Corporation’s notice of any such special meeting of stockholders shall come before, and be conducted at, such meeting. A special meeting shall be held at such place, on such date and at such time as shall be fixed by the Board. (Del Code Ann., tit. 8, §211(d)).

SECTION 4. NOTICE OF MEETINGS. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given not less than ten (10) days nor more than sixty (60) days before the date of any such meeting to each stockholder entitled to vote at such meeting, such notice to specify the place, if any, date and hour, in the case of special meetings, the purpose or purposes of the meeting and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at any such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation. Notice of the time, place, if any, and purpose of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof or by electronic transmission by such person, either before or after such meeting, and will be waived by any stockholder by his attendance thereat in person, by remote communication, if applicable, or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given. (Del Code Ann., tit. 8, §§229, 232).

SECTION 5. QUORUM. At all meetings of stockholders, except where otherwise provided by statute, by the Certificate, or by these Bylaws, the presence, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of a majority of the issued and outstanding shares of stock entitled to vote thereat shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the chairman of the meeting or by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. (Del Code Ann., tit. 8, §216).

SECTION 6. VOTING. Unless otherwise provided in the Certificate, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder. The Board, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at a meeting of stockholders shall be cast by written ballot. Except as otherwise provided by statute, by applicable stock exchange, rules, by the Certificate or these Bylaws, in all matters other than the election of directors, the affirmative vote of the majority of shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the subject matter shall be the act of the stockholders. Except as otherwise provided by statute, the Certificate or these Bylaws, directors shall be elected by a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the election of directors. Where a separate vote by a class, classes or series is required, except where otherwise provided by the statute, the Certificate or these Bylaws, a majority of the outstanding shares of such class, classes or series, present in person, by remote communication, if applicable, or represented by proxy duly authorized, shall constitute a quorum entitled to take action with respect to that vote on that matter. Except where otherwise provided by statute, the Certificate or these Bylaws, the affirmative vote of the majority (plurality, in the case of the election of directors) of shares of such class or classes or series present in person, by remote communication, if applicable, or represented by proxy at the meeting shall be the act of such class, classes or series. (Del Code Ann., tit. 8, §§212, 216).

SECTION 7. INSPECTORS. The Board may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting may, or if inspectors shall not have been appointed, the chairman of the meeting shall, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each, (ii) ascertain the number of shares represented at the meeting, (iii) ascertain the existence of a quorum, (iv) ascertain the validity and effect of proxies, (v) count and tabulate all votes, ballots or consents, (vi) determine and retain for a reasonable period a record of the disposition of all challenges made to any determination made by the inspectors, (vii) certify the determination of the number of shares represented at the meeting and their count of all votes and ballots, and (viii) do such other acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. In determining the validity and counting of all proxies and ballots, the inspectors shall act in accordance with applicable law. (Del. Code Ann., tit. 8, § 231).

SECTION 8. CONDUCT OF MEETINGS. The Chairman of the Board shall preside at all stockholders’ meetings. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside or, in his or her absence, any officer designated by the Board shall preside. The Secretary, or, in the Secretary’s absence, an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretaries, a person appointed by the chairman of the meeting shall serve as secretary of the meeting. In the event that the Secretary presides at a meeting of the stockholders, an Assistant Secretary shall record the minutes of the meeting. To the maximum extent permitted by law, the Board of the Corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are deemed necessary, appropriate or convenient for the proper conduct of the meeting. Such rules, regulations and procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) establishing an agenda for the meeting and the order for the consideration of the items of business on such agenda; (ii) restricting admission to the time set for the commencement of the meeting; (iii) limiting attendance at the meeting to stockholders of record of the Corporation entitled to vote at the meeting, their duly authorized proxies or other such persons as the chairman of the meeting may determine; (iv) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies or other such persons as the chairman of the meeting may determine to recognize and, as a condition to recognizing any such participant, requiring such participant to provide the chairman of the meeting with evidence of his or her name and affiliation, whether he or she is a stockholder or a proxy for a stockholder, and the class and series and number of shares of each class and series of capital stock of the Corporation which are owned beneficially and/or of record by such stockholder; (v) limiting the time allotted to questions or comments by participants; (vi) determining when the polls should be opened and closed for voting; (vii) taking such actions as are necessary or appropriate to maintain order, decorum, safety and security at the meeting; (viii) removing any stockholder who refuses to comply with meeting procedures, rules or guidelines as established by the chairman of the meeting; (ix) adjourning the meeting to a later date, time and place announced at the meeting by the chairman; and (x) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

SECTION 9. LISTS OF STOCKHOLDERS. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of each stockholder and the number and class of shares registered in the name of each stockholder. Nothing contained in this Section 9 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a physical location, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communications, then the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this Section 9 or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders. (Del Code Ann., tit. 8, §219).

SECTION 10. ACTION WITHOUT A MEETING. Unless otherwise provided by the Certificate, any action required by applicable law to be taken at any annual or special meeting of stockholders, or any action which may be taken at such meetings, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. (Del. Code Ann., tit. 8, § 228).

SECTION 11. ADJOURNMENT. At any meeting of the stockholders of the Corporation, whether annual or special, the chairman of the meeting or the holders of a majority of the votes entitled to be cast by the stockholders who are present in person or represented by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, whether or not a quorum is present. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. (Del Code Ann., tit. 8, §222(c)).

SECTION 12. NOTICE OF STOCKHOLDER PROPOSALS.

(a) At any annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before such meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board, or (iii) otherwise properly and timely brought before the meeting by any stockholder of the Corporation in compliance with the notice procedures and other provisions of this Section 12.

(b) For business to be properly brought before an annual meeting by a stockholder, such business must be a proper subject for stockholder action under the DGCL and other applicable law, as determined by the Chairman of the Board or such other person as is presiding over the meeting, and such stockholder (i) must be a stockholder of record on the date of the giving of the notice provided for in this Section 12 and on the record date for the determination of stockholders entitled to vote at such annual meeting, (ii) must be entitled to vote at such annual meeting, and (iii) must comply with the notice procedures set forth in this Section 12. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary.

(c) To be timely, a stockholder’s notice must be delivered to, or mailed and received by, the Secretary of the Corporation (the “Secretary”) at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) calendar day, and not later than the close of business on the ninetieth (90th) calendar day, prior to the first anniversary of the immediately preceding year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is more than thirty (30) calendar days earlier or more than sixty (60) calendar days later than such anniversary date, notice by the stockholder in order to be timely must be so delivered or received not earlier than the close of business on the one hundred twentieth (120th) calendar day prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth (90th) calendar day prior to the date of such annual meeting or, if the first pubic disclosure of the date of such annual meeting is less than one hundred (100) calendar days prior to the date of such annual meeting, the tenth (10th) calendar day following the day on which public disclosure of the date of such annual meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting or the public disclosure thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(d) To be in proper written form, a stockholder’s notice to the Secretary shall set forth in writing, as to each matter the stockholder proposes to bring before the meeting, the following: (i) a description of the business desired to be brought before the meeting, including the text of the proposal or business and the text of any resolutions proposed for consideration; (ii) the name and record address, as they appear on the Corporation’s stock ledger, of such stockholder and the name and address of any Stockholder Associated Person; (iii) (A) the class and series and number of shares of each class and series of capital stock of the Corporation which are, directly or indirectly, owned beneficially and/or of record by such stockholder or any Stockholder Associated Person, documentary evidence of such record or beneficial ownership, and the date or dates such shares were acquired and the investment intent at the time such shares were acquired, (B) any Derivative Instrument directly or indirectly owned beneficially by such stockholder or any Stockholder Associated Person and any other direct or indirect right held by such stockholder or any Stockholder Associated Person to profit from, or share in any profit derived from, any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or any Stockholder Associated Person has a right to vote any securities of the Corporation, (D) any Short Interest indirectly or directly held by such stockholder or any Stockholder Associated Person in any security issued by the Corporation, (E) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or any Stockholder Associated Person that are separated or separable from the underlying securities of the Corporation, (F) any proportionate interest in securities of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (G) any performance-related fees (other than an asset-based fee) that such stockholder or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of securities of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s or any Stockholder Associated Person’s immediate family sharing the same household (which information, in each case, shall be supplemented by such stockholder and any Stockholder Associated Person not later than ten (10) calendar days after the record date for the meeting to disclose such ownership as of the record date); (iv) a description of all arrangements or understandings between such stockholder and/or any Stockholder Associated Person and any other person or persons (naming such person or persons) in connection with the proposal of such business by such stockholder; (v) any material interest of such stockholder or any Stockholder Associated Person in such business, individually or in the aggregate, including any anticipated benefit to such stockholder or any Stockholder Associated Person therefrom; (vi) a representation from such stockholder as to whether the stockholder or any Stockholder Associated Person intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (2) otherwise to solicit proxies from stockholders in support of such proposal; (vii) a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting, that such stockholder intends to vote such stock at such meeting, and that such stockholder intends to appear at the meeting in person or by proxy to bring such business before such meeting; (viii) whether and the extent to which any agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of such stockholder or any Stockholder Associated Person with respect to any securities of the Corporation, without regard to whether such transaction is required to be reported on a Schedule 13D or other form in accordance with Section 13(d) of the Exchange Act or any successor provisions thereto and the rules and regulations promulgated thereunder; (ix) in the event that such business includes a proposal to amend these Bylaws, the complete text of the proposed amendment; and (x) such other information regarding each matter of business to be proposed by such stockholder, regarding the stockholder in his or her capacity as a proponent of a stockholder proposal, or regarding any Stockholder Associated Person, that would be required to be disclosed in a proxy statement or other filings required to be made with the SEC in connection with the solicitations of proxies for such business pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute replacing such section) and the rules and regulations promulgated thereunder.

(e) If the information submitted pursuant to this Section 12 by any stockholder proposing business for consideration at an annual meeting shall be inaccurate to any material extent, such information may be deemed not to have been provided in accordance with this Section 12. Upon written request by the Secretary, the Board or any committee thereof, any stockholder proposing business for consideration at an annual meeting shall provide, within seven (7) business days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory in the discretion of the Board, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 12. If a stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 12.

(f) For purposes of these Bylaws, “public disclosure” shall be deemed to include a disclosure made in a (A) press release reported by the Dow Jones News Service, Reuters Information Service, Associated Press or any comparable or successor national news wire service, or (B) in a document filed by the Corporation with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act or any successor provisions thereto.

(g) No business (other than nominations of persons for election to the Board which shall be made in accordance with the procedures set forth in Section 17 of these Bylaws) shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 12.

(h) Except as otherwise required by the DGCL and other applicable law, the Certificate or these Bylaws, the Chairman of the Board or other person presiding at an annual meeting shall have the power and duty (i) to determine whether any business proposed to be brought before the annual meeting was properly brought before the meeting in accordance with the procedures set forth in this Section 12, including whether the stockholder or any Stockholder Associated Person on whose behalf the proposal is made, solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s proposal in compliance with such stockholder’s representation as required by this Section 12, and (ii) if any proposed business was not brought in compliance with this Section 12, to declare that such proposal is defective and shall be disregarded.

(i) In addition to the provisions of this Section 12, a stockholder shall also comply with all applicable requirements of the DGCL, other applicable law and the Exchange Act, and the rules and regulations thereunder, with respect to the matters set forth herein, provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to stockholder proposals to be considered pursuant to Section 12(a)(iii) of these Bylaws.

(j) Nothing in this Section 12 shall be deemed to affect any rights (i) of stockholders to request the inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, or (ii) of the holders of any series of preferred stock to elect directors pursuant to any applicable provision of the Certificate.

(k) Notwithstanding anything in this Section 12 to the contrary, a stockholder intending to nominate one or more persons for election as a director at any meeting of stockholders must comply with Section 17 of these Bylaws for any such nomination to be properly brought before such meeting.

ARTICLE III

BOARD OF DIRECTORS

SECTION 13. POWERS. The property, business and affairs of the Corporation shall be managed by, or under the direction of, the Board. The Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, regulation, the Certificate or these Bylaws directed or required to be exercised or done by the stockholders. (Del Code Ann., tit. 8, § 141(a)).

SECTION 14. NUMBER. The authorized number of directors shall be no less than one nor more than nine. Within the foregoing limits, the number of directors shall be fixed from time to time by resolution adopted by the Board. (Del Code Ann., tit. 8, §§ 141(b)).

SECTION 15. TERM. The Board shall be elected by the stockholders at their annual meeting, and each director shall be elected to serve for the term of one year and until his successor shall be elected and qualify or until his earlier death, resignation or removal. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director. (Del Code Ann., tit. 8, §§ 211(b), (c)).

SECTION 16. QUALIFICATIONS.

(a) Each director shall be at least 21 years of age. Directors need not be stockholders of the Corporation. (Del Code Ann., tit. 8, § 141(b)).

(b) Each director and nominee for election as a director of the Corporation must deliver to the Secretary at the principal office of the Corporation a written questionnaire with respect to the background and qualifications of such person (which questionnaire shall be provided by the Secretary upon written request and approved from time to time by the Board or its Nominating and Corporate Governance Committee) and a written representation and agreement (in the form provided by the Secretary upon written request) (the “Prospective Director Agreement”). The Prospective Director Agreement (i) shall provide that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if such person is at the time a director or is subsequently elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation, or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if such person is at the time a director or is subsequently elected as a director of the Corporation, with such person’s duties as a director under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) would be in compliance, if elected as a director of the Corporation, and will, if such person is at the time a director or is subsequently elected as a director of the Corporation, comply with all applicable corporate governance, conflicts of interest, confidentiality, corporate opportunities, securities ownership and stock trading policies, and other policies and guidelines of the Corporation (copies of which shall be provided by the Secretary upon written request), and (ii) shall include, if such person is at the time a director or is subsequently elected as a director of the Corporation, such person’s irrevocable resignation as a director if such person is found by a court of competent jurisdiction to have breached the Prospective Director Agreement in any material respect. (Del Code Ann., tit. 8, § 141(b)).

SECTION 17. NOTICE OF NOMINATIONS FOR DIRECTORS.

(a) Annual Meetings of Stockholders.

(1) Nominations of persons for election to the Board at an annual meeting of stockholders may be made (A) by or at the direction of the Board or a committee appointed by the Board, or (B) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 17(a), on the record date for the determination of the stockholders entitled to vote at such annual meeting of stockholders and at the time of such annual meeting of stockholders, (ii) who is entitled to vote at the annual meeting of stockholders, and (iii) who complies with the notice procedures set forth in this Section 17(a) as to such nominations, including, but not limited to, the procedures regarding such notice’s timeliness and required form.

(2) For a stockholder’s notice of nomination of persons for election to the Board at an annual meeting of stockholders to be brought before an annual meeting by a stockholder pursuant to Section 17(a)(1)(B) of these Bylaws, the stockholder must have given timely notice thereof, in proper written form, to the Secretary. To be considered timely, a stockholder’s notice of nomination must be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) calendar day, and not later than the close of business on the ninetieth (90th) calendar day, prior to the first anniversary of the immediately preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is more than thirty (30) calendar days earlier or more than sixty (60) calendar days later than such anniversary date, notice by the stockholder in order to be timely must be so delivered or received not earlier than the close of business on the one hundred twentieth (120th) calendar day prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth (90th) calendar day prior to the date of such annual meeting or, if the first public disclosure of the date of such annual meeting is less than one hundred (100) calendar days prior to the date of such annual meeting, the tenth (10th) calendar day following the day on which public disclosure of the date of such annual meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting or the public disclosure thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

To be in proper written form, a stockholder’s notice of nomination to the Secretary (whether given pursuant to this Section 17(a) or Section 17(b) of these Bylaws) shall set forth in writing the following: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director (i) the name, age, business address and residence address of such person; (ii) the principal occupation and employment of such person; (iii) the class and series and number of shares of each class and series of capital stock of the Corporation which are owned beneficially or of record by such person (which information shall be supplemented not later than ten (10) calendar days after the record date for the meeting to disclose such ownership as of the record date); (iv) such person’s executed written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (v) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made with the SEC in connection with the solicitation of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute replacing such section), and the rules and regulations promulgated thereunder; (vi) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such person being nominated, on the one hand, and the stockholder and any Stockholder Associated Person, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K of the Exchange Act if the stockholder making the nomination and any Stockholder Associated Person were the “registrant” for purposes of such rule and the person being nominated were a director or executive officer of such registrant; and (vii) the information and agreement required under Section 16 of these Bylaws; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, as they appear on the Corporation’s stock ledger, and the name and address of any Stockholder Associated Person; (ii) (A) the class and series and number of shares of each class and series of capital stock of the Corporation which are, directly or indirectly, owned beneficially and/or of record by such stockholder or any Stockholder Associated Person, documentary evidence of such record or beneficial ownership, and the date or dates such shares were acquired and the investment intent at the time such shares were acquired, (B) any Derivative Instrument directly or indirectly owned beneficially by such stockholder or any Stockholder Associated Person and any other direct or indirect right held by such stockholder or any Stockholder Associated Person to profit from, or share in any profit derived from, any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or any Stockholder Associated Person has a right to vote any shares of any security of the Corporation, (D) any Short Interest indirectly or directly held by such stockholder or any Stockholder Associated Person in any security issued by the Corporation, (E) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or any Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (G) any performance-related fees (other than an asset-based fee) that such stockholder or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s or any Stockholder Associated Person’s immediate family sharing the same household (which information shall, in each case, be supplemented by such stockholder and any Stockholder Associated Person not later than ten (10) calendar days after the record date for the meeting to disclose such ownership as of the record date); (iii) a description of all arrangements or understandings between such stockholder or any Stockholder Associated Person and each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nomination(s) are to be made by such stockholder; (iv) any material interest of such stockholder or any Stockholder Associated Person in the election of such proposed nominee, individually or in the aggregate, including any anticipated benefit to the stockholder or any Stockholder Associated Person therefrom; (v) a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and that such stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons named in its notice; (vi) a representation from the stockholder as to whether the stockholder or any Stockholder Associated Person intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the person proposed as a nominee and/or (B) otherwise to solicit proxies from stockholders in support of the election of such person; (vii) whether and the extent to which any agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of such stockholder or such Stockholder Associated Person with respect to any shares of the capital stock of the Corporation, without regard to whether such transaction is required to be reported on a Schedule 13D or other form in accordance with Section 13(d) of the Exchange Act or any successor provisions thereto and the rules and regulations promulgated thereunder; and (viii) any other information relating to such stockholder and any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made with the SEC in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute replacing such section) and the rules and regulations promulgated thereunder. In addition to the information required above, the Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(3) Notwithstanding anything in this Section 17 to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting of the stockholders is increased and there is no public disclosure by the Corporation, naming all of the nominees for directors or specifying the size of the increased Board, at least ninety (90) calendar days prior to the first anniversary of the date of the immediately preceding year’s annual meeting, a stockholder’s notice required by this Section 17 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) calendar day following the day on which such public disclosure is first made by the Corporation.

(b) Special Meetings of Stockholders. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board, or (iii) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (A) is a stockholder of record at the time of giving of notice provided for in this Section 17(b), (B) is a stockholder of record on the record date for the determination of the stockholders entitled to vote at such meeting, (C) is a stockholder of record at the time of such meeting, (D) is entitled to vote at such meeting, and (E) complies with the notice procedures set forth in this Section 17(b) as to such nomination. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the proper form of stockholder’s notice required by Section 17(a)(2) of these Bylaws with respect to any nomination shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) calendar day prior to the date of such special meeting and not later than the close of business on the later of the ninetieth (90th) calendar day prior to the date of such special meeting or, if the first pubic disclosure made by the Corporation of the date of such special meeting is less than one hundred (100) days prior to the date of such special meeting, not later than the tenth (10th) calendar day following the day on which public disclosure is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting or the public disclosure thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

    (c) General.

(1) If the information submitted pursuant to this Section 17 by any stockholder proposing a nominee for election as a director at a meeting of stockholders shall be inaccurate to any material extent, such information may be deemed not to have been provided in accordance with this Section 17. Upon written request by the Secretary, the Board or any committee thereof, any stockholder proposing a nominee for election as a director at a meeting shall provide, within seven (7) business days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory in the discretion of the Board, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 17. If a stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 17.

(2) Notwithstanding anything in these Bylaws to the contrary, no person shall be eligible for election as a director of the Corporation at any meeting of stockholders unless nominated in accordance with the procedures set forth in this Section 17.

(3) Notwithstanding anything in these Bylaws to the contrary, if a stockholder who has submitted a written notice of intention to propose a nominee for election as a director at a meeting of stockholders (or a designated representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present the nomination, such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(4) Except as otherwise required by the DGCL and other applicable law, the Certificate or these Bylaws, the Chairman of the Board or other person presiding at the meeting shall have the power and duty (a) to determine whether any nomination proposed to be brought before the meeting was properly made in accordance with the procedures set forth in this Section 17, including whether the stockholder or any Stockholder Associated Person on whose behalf the nomination is made, solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of the election of such stockholder’s nominee(s) in compliance with such stockholder’s representation as required by this Section 17, and (b) if any proposed nomination was not made in compliance with this Section 17, to declare that such nomination is defective and shall be disregarded.

(5) In addition to the provisions of this Section 17, a stockholder shall also comply with all applicable requirements of the DGCL, other applicable law and the Exchange Act, and the rules and regulations thereunder, with respect to the matters set forth herein, provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the applicable requirements for nominations by stockholders to be considered pursuant to Section 17(a) or Section 17(b) of these Bylaws.

(6) Nothing in this Section 17 shall be deemed to affect any rights of the holders of any series of Preferred Stock, if and to the extent provided for, under applicable law, the Certificate or these Bylaws.

SECTION 18. RESIGNATIONS. Any director may resign at any time by giving written notice thereof to the Board, the Chairman of the Board, the Chief Executive Officer or the Secretary. Such resignation shall take effect at the time specified therein or, if the time is not specified therein, upon receipt thereof; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. (Del Code Ann., tit. 8, § 141(b)).

SECTION 19. REMOVAL. Any director or the entire Board may be removed, either for or without cause, at any time, by the affirmative vote of the holders of a majority of the shares entitled to vote at an election of directors at any annual or special meeting of the stockholders called for that purpose. For purposes of this Section 19, “cause” shall mean (a) a final conviction of a felony involving moral turpitude, or (b) willful misconduct that is materially and demonstrably injurious economically to the Corporation. For purposes of this definition of “cause,” no act, or failure to act, by a director shall be considered “willful” unless committed in bad faith and without a reasonable belief that the act or failure to act was in the best interest of the Corporation or any affiliate of the Corporation. “Cause” shall not exist unless and until the Corporation has delivered to the director a written notice of the director’s failure to act that constitutes “cause” and, if cure is possible, such director shall not have cured such act or omission within ninety (90) days after the delivery of such notice. (Del Code Ann., tit. 8, § 141(k)).

SECTION 20. VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Vacancies in the Board, whether resulting from death, resignation, disqualification, removal or other causes, and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board determines by resolution that any such vacancy or newly created directorships shall be filled by the stockholders, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum, or by a sole remaining director. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified, except in the event of his or her earlier death, resignation, disqualification or removal. (Del Code Ann., tit. 8, § 223).

SECTION 21. MEETINGS.

(a) Organizational Meetings. The newly elected directors shall hold their first meeting to organize the Corporation, elect officers and transact any other business which may properly come before the meeting. An annual organizational meeting of the Board shall be held immediately after each annual meeting of the stockholders, or at such time and place as may be noticed for the meeting.

(b) Regular Meetings. Regular meetings of the Board may be held without notice at such places and times as shall be determined from time to time by resolution of the directors. (Del Code Ann., tit. 8, § 141(g)).

(c) Special Meetings. Special meetings of the Board shall be called by the Chief Executive Officer or by the Secretary on the written request of any director with at least two days’ notice to each director and shall be held at such place as may be determined by the directors or as shall be stated in the notice of the meeting. (Del Code Ann., tit. 8, § 141(g)).

SECTION 22. QUORUM, VOTING AND ADJOURNMENT. A majority of the total number of directors or any committee thereof, but not less than one (1), shall constitute a quorum for the transaction of business. The affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board, unless a different vote is required by applicable law, the Certificate or these Bylaws. In the absence of a quorum, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of such adjourned meeting need not be given if the time and place of such adjourned meeting are announced at the meeting so adjourned. (Del Code Ann., tit. 8, § 141(b)).

SECTION 23. COMMITTEES. The Board may, by resolution passed by a majority of the Board, designate one or more committees, including but not limited to an Executive Committee and an Audit Committee, each such committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority to amend the Certificate of Incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation’s properties and assets, recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution or to amend these Bylaws. Unless a resolution of the Board expressly provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock of the Corporation. All committees of the Board shall report their proceedings to the Board when required. (Del Code Ann., tit. 8, § 141(c)).

SECTION 24. ACTION WITHOUT A MEETING. Unless otherwise restricted by the Certificate or these Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or any committee thereof consent thereto in writing, or by electronic transmission, and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form (Del Code Ann., tit. 8, § 141(f)).

SECTION 25. COMPENSATION. Directors shall be entitled to such compensation for their services as may be approved by the Board, including, if so approved, by resolution of the Board, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board and at any meeting of a committee of the Board. Nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor. (Del Code Ann., tit. 8, § 141(h)).

SECTION 26. MEETING BY ELECTRONIC COMMUNICATIONS EQUIPMENT. Any member of the Board, or of any committee thereof, may participate in a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting. (Del. Code Ann., tit. 8, § 141(i)).

ARTICLE IV

OFFICERS

SECTION 27. OFFICERS. The officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, a Chief Operating Officer, a Chief Financial Officer, one or more Vice-Presidents, a Secretary, a Treasurer and such other officers and assistant officers as the Board may from time to time deem advisable. Except for the Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer and Secretary, the Board may refrain from filling any of the said offices at any time and from time to time. Any number of offices may be held by the same person. The following officers shall be elected by the Board at the time, in the manner and for such terms as the Board from time to time shall determine: Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer and Secretary. The Chief Executive Officer may appoint such other officers and assistant officers as he may deem advisable provided such officers or assistant officers have a title no higher than Vice-President, who shall hold office for such periods as the Chief Executive Officer shall determine. (Del. Code Ann., tit. 8, §§ 122(5), 142(a), (b)).

SECTION 28. CHAIRMAN OF THE BOARD. The Chairman of the Board shall be a member of the Board and shall preside at all meetings of the Board and of the stockholders. In addition, the Chairman of the Board shall have such powers and perform such other duties as from time to time may be assigned to him by the Board. (Del. Code Ann., tit. 8, § 142(a)).

SECTION 29. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall have general supervision of all of the departments and business of the Corporation; he or she shall prescribe the duties of the other officers and employees and see to the proper performance thereof. The Chief Executive Officer shall be responsible for having all orders and resolutions of the Board carried into effect. The Chief Executive Officer shall execute on behalf of the Corporation and may affix or cause to be affixed a seal to all authorized documents and instruments requiring such execution, except to the extent that signing and execution thereof shall have been delegated to some other officer or agent of the Corporation by the Board or by the Chief Executive Officer. The Chief Executive Officer shall be a member of the Board. In the absence or disability of the Chairman of the Board or his or her refusal to act, the Chief Executive Officer shall preside at meetings of the Board. In general, the Chief Executive Officer shall perform all the duties and exercise all the powers and authorities incident to his or her office or as prescribed by the Board. (Del. Code Ann., tit. 8, § 142(a)).

SECTION 30. PRESIDENT. The President shall perform such duties as customarily pertain to the office of President or are prescribed by the Board or Chief Executive Officer. In the absence, disability or refusal of the Chief Executive Officer to act, or the vacancy of such office, the President shall perform the duties and have the powers and authorities of the Chief Executive Officer. (Del. Code Ann., tit. 8, § 142(a)).

SECTION 31. CHIEF OPERATING OFFICER. The Chief Operating Officer shall perform such duties as customarily pertain to the office of Chief Operating Officer or are prescribed by the Board, Chief Executive Officer or President. In the absence, disability or refusal of the President to act, or the vacancy of such office, the Chief Operating Officer shall perform the duties and have the powers and authorities of the President. (Del. Code Ann., tit. 8, § 142(a)).

SECTION 32. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall be the principal financial and accounting officer of the Corporation and shall have such other duties as may be prescribed by the Board, Chief Executive Officer or President. (Del. Code Ann., tit. 8, § 142(a)).

SECTION 33. VICE PRESIDENTS. Each Vice President, if any are elected, of whom one or more may be designated an Executive and/or Senior Vice President, shall have such powers, shall perform such duties and shall be subject to such supervision as may be prescribed by the Board, the Chief Executive Officer, the President or the Chief Operating Officer. In the event of the absence or disability of the Chief Executive Officer or the President or their refusal to act, the Vice-Presidents, in the order of their rank, and within the same rank in the order of their seniority, shall perform the duties and have the powers and authorities of the Chief Executive Officer and President, except to the extent inconsistent with applicable law. (Del. Code Ann., tit. 8, § 142(a)).

SECTION 34. TREASURER. The Treasurer, if one is elected, shall have custody of the corporate funds, securities, evidences of indebtedness and other valuables of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation. He shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Corporation, taking proper vouchers therefor. He shall render to the Chief Executive Officer and the Board, upon their request, a report of the financial condition of the Corporation. If required by the Board, he shall give the Corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board shall prescribe. The Treasurer shall have such further powers and perform such other duties incident to the office of Treasurer as from time to time are assigned to him by the Board. (Del. Code Ann., tit. 8, § 142(a)).

SECTION 35. SECRETARY. The Secretary shall be the Chief Administrative Officer of the Corporation and shall: (a) cause minutes of all meetings of the stockholders and directors to be recorded and kept; (b) cause all notices required by these Bylaws or otherwise to be given properly; (c) see that the minute books, stock books, and other nonfinancial books, records and papers of the Corporation are kept properly; and (d) cause all reports, statements, returns, certificates and other documents to be prepared and filed when and as required. The Secretary shall keep a seal of the Corporation, and, when authorized by the Board, Chief Executive Officer or the President, cause the seal to be affixed to any documents and instruments requiring it. The Secretary shall act under the supervision of the Chief Executive Officer and President or such other officer as the Chief Executive Officer or President may designate. The Secretary shall have such further powers and perform such other duties as prescribed from time to time by the Board, Chief Executive Officer, President or such other supervising officer as the Chief Executive Officer or President may designate. (Del. Code Ann., tit. 8, § 142(a)).

SECTION 36. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. Each Assistant Treasurer and each Assistant Secretary, if any are elected, shall be vested with all the powers and shall perform all the duties of the Treasurer and Secretary, respectively, in the absence or disability of such officer, unless or until the Board shall otherwise determine. In addition, Assistant Treasurers and Assistant Secretaries shall have such powers and shall perform such duties as shall be assigned to them by the Board. (Del. Code Ann., tit. 8, § 142(a)).

SECTION 37. DELEGATION OF DUTIES. In the absence, disability or refusal of any officer to exercise and perform his duties, the Board may delegate to another officer such powers or duties.

SECTION 38. RESIGNATION. Any officer may resign at any time by giving notice in writing or by electronic transmission to the Board or to the President or to the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the Corporation under any contract with the resigning officer. (Del. Code Ann., tit. 8, § 142(b)).

SECTION 39. REMOVAL. Any officer may be removed from office at any time, either with or without cause, by the affirmative vote of a majority of the directors in office at the time, or by the unanimous written consent of the directors in office at the time, or by any committee or, with respect to any officer other than the Chairman of the Board (if the Chairman of the Board is designated as an officer of the corporation by the Board), by the Chief Executive Officer or by other superior officers upon whom such power of removal may have been conferred by the Board.

SECTION 40. VACANCIES. The Board shall have power to fill vacancies occurring in any office.

ARTICLE V

STOCK

SECTION 41. CERTIFICATES OF STOCK. The shares of the Corporation shall be represented by certificates or shall be uncertificated. Every holder of stock of the Corporation represented by certificates shall be entitled to have a certificate, in such form as may be prescribed by applicable law and by the Board, representing the number of shares held by such holder registered in certificate form, and signed by, or in the name of the Corporation by, the Chairman of the Board, the Chief Executive Officer or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number and class of shares of stock in the Corporation owned by him. Any or all of the signatures on the certificate may be a facsimile. The Board shall have the power to appoint one or more transfer agents and/or registrars for the transfer or registration of certificates of stock of any class, and may require stock certificates to be countersigned or registered by one or more of such transfer agents and/or registrars. (Del. Code Ann., tit. 8, § 158).

SECTION 42. TRANSFER OF SHARES.

(a) Shares of stock of the Corporation shall be transferable upon its books by the holders thereof, in person or by their duly authorized attorneys or legal representatives, upon surrender to the Corporation by delivery thereof to the person in charge of the stock and transfer books and ledgers. Such certificates shall be cancelled and new certificates shall thereupon be issued. A record shall be made of each transfer. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented, both the transferor and transferee request the Corporation to do so. (Del. Code Ann., tit. 8, § 201).

(b) The Board shall have power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. (Del. Code Ann., tit. 8, § 202).

SECTION 43. LOST CERTIFICATES. A new certificate of stock may be issued in the place of any certificate previously issued by the Corporation, alleged to have to have been lost, stolen, destroyed or mutilated, and the Board may, in their discretion, require the owner of such lost, stolen, destroyed or mutilated certificate, or his legal representative, to give the Corporation a bond, in such sum as the Board may direct, not exceeding double the value of the stock, in order to indemnify the Corporation against any claims that may be made against it in connection therewith. (Del. Code Ann., tit. 8, § 167).

SECTION 44. STOCKHOLDERS OF RECORD. The Corporation shall be entitled to treat the holder of record of any share or shares of its capital stock as the holder thereof, in fact, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the DGCL or other applicable law. (Del. Code Ann., tit. 8, § 219 (c)).

SECTION 45. RECORD DATE.

(a) Record Date for Meetings of Stockholders. For the purpose of determining the stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, the directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting. (Del. Code Ann., tit. 8, § 213(a)).

  (b) Record Date for Payments of Dividends and Distributions. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. (Del. Code Ann., tit. 8, § 213(c)).

(c) Record Date for Corporate Actions by Written Consent.

(i) Notwithstanding Section 45(a) and Section 45(b) of these Bylaws, the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be as fixed by the Board or as otherwise established under this Section 45(c). Any person seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice addressed to the Secretary and delivered to the Corporation, request that a record date be fixed for such purpose. The Board may fix a record date for such purpose which shall be no more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board and shall not precede the date on which such resolution is adopted. If the Board fails within ten (10) days after the Corporation receives such notice to fix a record date for such purpose, the record date shall be the day on which the first written consent is delivered to the Corporation in the manner described in Section 45(c)(ii) below unless prior action by the Board is required under the DGCL, in which event the record date shall be at the close of business on the day on which the Board adopts the resolution taking such prior action. (Del. Code Ann., tit. 8, § 213 (b)).

(ii)  (A) Every written consent purporting to take or authorizing the taking of corporate action and/or related revocations (each such written consent and related revocation is referred to in this Section 45(c)(ii) of these Bylaws as a “Consent”) shall bear the date of signature of each stockholder who signs the Consent, and no Consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated
Consent delivered in the manner required by this Section 45(c)(ii), Consents signed by a sufficient number of stockholders to take such action are so delivered to the Corporation. (Del. Code Ann., tit. 8, § 228).

(B) A Consent shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested. (Del. Code Ann., tit. 8, § 228).

(C) In the event of the delivery to the Corporation of a Consent, the Secretary shall provide for the safe-keeping of such Consent and shall promptly conduct such ministerial review of the sufficiency of the Consents and of the validity of the action to be taken by stockholder consent as he deems necessary or appropriate, including, without limitation, whether the holders of a number of shares having the requisite voting power to authorize or take the action specified in the Consent have given consent; provided, however, that if the corporate action to which the Consent relates is the removal or replacement of one or more members of the Board, the Secretary shall promptly designate two persons, who shall not be members of the Board, to serve as inspectors with respect to such Consent and such inspectors shall discharge the functions of the Secretary under this Section 45(c)(ii). If after such investigation the Secretary or the inspectors (as the case may be) shall determine that the Consent is valid and that the action therein specified has been validly authorized, that fact shall forthwith be certified on the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders, and the Consent shall be filed in such records, at which time the Consent shall become effective as stockholder action. In conducting the investigation required by this Section 45(c)(ii), the Secretary or the inspectors (as the case may be) may, at the expense of the Corporation, retain special legal counsel and any other necessary or appropriate professional advisors, and such other personnel as they may deem necessary or appropriate to assist them, and shall be fully protected in relying in good faith upon the opinion of such counsel or advisors. (Del. Code Ann., tit. 8, § 228).

SECTION 46. DIVIDENDS. Subject to the provisions of the Certificate, the Board may at any regular or social meeting, out of funds legally available therefor, declare dividends upon the stock of the Corporation. Before the declaration of any dividend, the Board may set apart, out of any funds of the Corporation available for dividends, such sum or sums as from time to time in their discretion may be deemed proper for working capital or as a reserve fund to meet contingencies or for such other purposes as shall be deemed conducive to the interests of the Corporation. (Del. Code Ann., tit. 8, §§ 170(a), 173).

SECTION 47. FRACTIONAL SHARES. The Company shall have the complete discretion to issue fractional shares. (Del. Code Ann., tit. 8, § 155).

ARTICLE VI

NOTICE AND WAIVER OF NOTICE

SECTION 48. NOTICE. Whenever any written notice is required to be given by law, the Certificate or these Bylaws, such notice, if mailed, shall be deemed to be given when deposited in the United States mail, postage prepaid, addressed to the person entitled to such notice at his address as it appears in the books and records of the Corporation. Such notice may also be sent by electronic transmission.

SECTION 49. WAIVER OF NOTICE. Whenever notice is required to be given under any provision of the DGCL, the Certificate or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate or these Bylaws. (Del. Code Ann., tit. 8, § 229).

ARTICLE VII

AMENDMENT OF BYLAWS

SECTION 50. AMENDMENT OR REPEAL BY THE BOARD. Except as otherwise provided by the DGCL or the Certificate, these Bylaws may be amended or repealed, in whole or in part, by the affirmative vote of not less than a majority of the Board at any regular or special meeting of the Board provided that notice of such proposed amendment or repeal to be made is included in the notice of the meeting at which such action takes place, which shall also include, without limitation, the text of any such proposed amendment and/or any resolution calling for any such amendment or repeal. (Del. Code Ann., tit. 8, § 109(a)).

SECTION 51. AMENDMENT OR REPEAL BY STOCKHOLDERS. Except as otherwise provided by the DGCL or the Certificate and except for the proviso hereto, any amendment to, repeal of, or adoption of any provisions inconsistent with these Bylaws, which has not previously received the approval of the Board, shall require for adoption the affirmative vote of the holders of a majority of the issued and outstanding shares present in person or represented by proxy at a meeting of stockholders and entitled to vote thereat, provided, however, that, notwithstanding anything to the contrary contained herein, any amendment to, repeal of, or adoption of any provisions inconsistent with, Sections 2, 3, 6, 12, 14, 15, 16, 17, 19, 20 and 45 of these Bylaws, this Section 51 and Article IX hereof, which has not previously received the approval of the Board shall require for adoption the affirmative vote of the holders of not less than two-thirds of the issued and outstanding shares entitled to vote at a duly called and convened annual or special meeting of stockholders, and provided, further, that, in addition to any other notice required by these Bylaws and other applicable requirements contained herein, notice of such proposed amendment or repeal is included in the notice of the meeting at which such action takes place, which shall also include, without limitation, the text of any such proposed amendment and/or any resolution calling for any such amendment or repeal. (Del. Code Ann., tit. 8, § 109(a)).

SECTION 52. NO CONFLICT WITH THE CERTIFICATE OF INCORPORATION. No Bylaw shall be adopted, amended or repealed so as to cause such Bylaw or these Bylaws to be inconsistent or in conflict with or violate any provision of the Certificate. (Del. Code Ann., tit. 8, § 109(b)).

ARTICLE VIII

MISCELLANEOUS

SECTION 53. SEAL. The seal of the Corporation shall be circular in form and shall have the name of the Corporation on the circumference and the jurisdiction and year of incorporation in the center. (Del. Code Ann., tit. 8, § 122(3)).

SECTION 54. FISCAL YEAR. The fiscal year of the Corporation shall end on December 31 of each year, or such other twelve consecutive months as the Board may designate.

SECTION 55. CORPORATE FUNDS AND CHECKS. The funds of the Corporation shall be kept in such depositories as shall from time to time be prescribed by the Board. All checks or other orders for the payment of money shall be signed by the Chief Executive Officer, President or Chief Financial Officer or such other person or agent as may from time to time be authorized and with such countersignature, if any, as may be required by the Board.

SECTION 56. CONTRACTS AND OTHER DOCUMENTS. The Chief Executive Officer or President, or such other officer or officers as may from time to time be authorized by the Board, shall have power to sign and execute on behalf of the Corporation deeds, conveyances and contracts, and any and all other documents requiring execution by the Corporation. (Del. Code Ann., tit. 8, §§ 103(a), 142(a), 158).
SECTION 57. OWNERSHIP OF STOCK OF ANOTHER CORPORATION. The Chief Executive Officer or President, or such other officer or agent as shall be authorized by the Board, shall have the power and authority, on behalf of the Corporation, to attend and to vote at any meeting of stockholders of any corporation in which the Corporation holds stock and may exercise, on behalf of the Corporation, any and all of the rights and powers incident to the ownership of such stock at any such meeting, including the authority to execute and deliver proxies and consents on behalf of the Corporation. (Del. Code Ann., tit. 8, § 123).

SECTION 58. SEVERABILITY. If any provision of these Bylaws is illegal or unenforceable as such, such illegality or unenforceability shall not affect any other provision of these Bylaws and such other provisions shall continue in full force and effect.

SECTION 59. SUBJECT TO LAW AND THE CERTIFICATE OF INCORPORATION. All rights, powers, duties and responsibilities provided for in these Bylaws, whether or not explicitly so qualified, are qualified by the provisions of the Certificate, the DGCL and any other applicable law. (Del. Code Ann., tit. 8, § 109(b)).

SECTION 60. EMERGENCY BYLAWS. The provisions of this Section 60 shall be operative only during a national emergency declared by the President of the United States or the person performing the President’s functions, or in the event of a nuclear, atomic or other attack on the United States or a disaster or catastrophe making it impossible or impracticable for the Corporation to conduct its business without recourse to the provisions of this Section 60. Said provisions in such event shall override all other Bylaws or the Corporation in conflict with any provisions of this Section 60, and shall remain operative so long as it remains impossible or impracticable to continue the business of the Corporation otherwise, but thereafter shall be inoperative; provided, however, that all actions taken in good faith pursuant to such provisions shall thereafter remain in full force and effect unless and until revoked by action taken pursuant to the provisions of the Bylaws other than those contained in this Section 60 (Del. Code Ann., tit. 8, § 110).

(a) A meeting of the Board or of any committee thereof may be called by any officer or director upon one hour’s notice to all persons entitled to notice whom, in the sole judgment of the notifier, it is feasible to notify;

(b) The director or directors in attendance at the meeting of the Board or of any committee thereof shall constitute a quorum; and

(c) These Bylaws may be amended or repealed, in whole or in part, by a majority vote of the directors attending any meeting of the Board, provided such amendment or repeal shall only be effective for the duration of such emergency.

ARTICLE IX

INDEMNIFICATION

SECTION 61. RIGHT TO INDEMNIFICATION. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person; provided, however, that the Corporation shall not be required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against the Corporation or its directors, officers, employees or other agents unless (i) such indemnification is expressly required to be made by applicable law, (ii) the proceeding was authorized by the Board, (iii) such indemnification is provided by the Corporation, in its sole discretion, or (iv) such indemnification is required to be made under Section 63, pursuant to the powers vested in the Corporation under the DGCL or any other applicable law. (Del. Code Ann., tit. 8, § 145).

SECTION 62. ADVANCEMENT OF EXPENSES.

(a) The Corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or executive officer, of the Corporation, or is or was serving at the request of the Corporation as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or executive officer in connection with such proceeding, provided, however, that if the DGCL requires, an advancement of expenses incurred by a director or executive officer in his or her capacity as a director or executive officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter, an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 62 or otherwise. (Del. Code Ann., tit. 8, § 145(e)).

(b) Notwithstanding the foregoing, unless otherwise determined pursuant to Section 63, no advance shall be made by the Corporation to an executive officer of the Corporation (except by reason of the fact that such executive officer is or was a director of the Corporation in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by a majority vote of directors who were not parties to the proceeding, even if not a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or such directors so direct, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation. (Del. Code Ann., tit. 8, § 145(e)).

SECTION 63. ENFORCEMENT. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and executive officers under this Article IX shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the Corporation and the director or executive officer. Any right to indemnification or advances granted by this Article IX to a director or executive officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within sixty (60) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting the claim. In connection with any claim for indemnification, the Corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the DGCL or any other applicable law for the Corporation to indemnify the claimant for the amount claimed. In connection with any claim by an executive officer of the Corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such executive officer is or was a director of the Corporation) for advances, the Corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his conduct was lawful. Neither the failure of the Corporation (including its Board, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the DGCL or any other applicable law, nor an actual determination by the Corporation (including its Board, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or executive officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or executive officer is not entitled to be indemnified, or to such advancement of expenses, under this Article IX or otherwise shall be on the Corporation. (Del. Code Ann., tit. 8, § 145(k)).

SECTION 64. GOOD FAITH.

(a) For purposes of any determination under this Article IX, a director or executive officer shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, to have had no reasonable cause to believe that his conduct was unlawful, if his action is based on information, opinions, reports and statements, including financial statements and other financial data, in each case prepared or presented by:

(i) one or more officers or employees of the Corporation whom the director or executive officer believed to be reliable and competent in the matters presented;

(ii) counsel, independent accountants or other persons as to matters which the director or executive officer believed to be within such person’s professional competence; and

(iii) with respect to a Director, a committee of the Board upon which such director does not serve, as to matters within such Committee’s designated authority, which committee the director believes to merit confidence; so long as, in each case, the director or executive officer acts without knowledge that would cause such reliance to be unwarranted.

(b) The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal proceeding, that he had reasonable cause to believe that his conduct was unlawful.

(c) The provisions of this Article IX shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth by the DGCL.

SECTION 65. NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person by this Article IX shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL, or by any other applicable law. (Del. Code Ann., tit. 8, § 145(f)).

SECTION 66. OTHER INDEMNIFICATION. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit enterprise.

SECTION 67. INSURANCE. The Board may authorize, by a vote of a majority of a quorum of the Board, the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article IX or of the DGCL; and the Corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements) to the full extent authorized or permitted by the DGCL and other applicable law to ensure the payment of such amounts as may become necessary to effect the indemnification as provided in this Article IX or elsewhere. (Del. Code Ann., tit. 8, § 145(g)).

SECTION 68. DEFINITIONS. For the purposes of this Article IX, the following definition shall apply:

(a) The term “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. (Del. Code Ann., tit. 8, § 145(h)).

(b) The term “other enterprises” shall include employee benefit plans (Del. Code Ann., tit. 8, § 145(i));

(c) The term “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan (Del. Code Ann., tit. 8, § 145(i));

(d) References to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries (Del. Code Ann., tit. 8, § 145(i)); and

(e) A person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article IX. (Del. Code Ann., tit. 8, § 145(i)).

SECTION 69. LIABILITY OF DIRECTORS. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this, limitation of liability shall not eliminate or limit the liabilities of the directors for any breach of the director’s duty of loyalty to the Corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, under Section 174 of the DGCL, or for any transaction from which the director derived an improper personal benefit; provided, further, that this limitation of liability shall not eliminate or limit the liability of a director for any act or omission occurring prior to the adoption of these Bylaws.

SECTION 70. SURVIVAL OF RIGHTS. The rights conferred on any person by this Article IX shall continue as to a person who has ceased to be a director, executive officer, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person. (Del. Code Ann., tit. 8, § 145(j)).

SECTION 71. SAVINGS CLAUSE. If this Article IX or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and executive officer to the full extent not prohibited by any applicable portion of this Article IX that shall not have been invalidated, or by any other applicable law. If this Article IX shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the Corporation shall indemnify each director and executive officer to the full extent under any other applicable law.

SECTION 72. AMENDMENT OR REPEAL. Any repeal or modification of the provisions of this Article IX shall only be prospective and shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.